UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2010, AsiaInfo Holdings, Inc. (the “Company”) completed its previously announced business combination with Linkage Technologies International Holdings Limited (“Linkage”). Pursuant to the Business Combination Agreement dated December 4, 2009, as supplemented on June 5, 2010 by the Supplemental Agreement, by and among the Company, Linkage, certain shareholders of Linkage, and Libin Sun as agent for the shareholders of Linkage (collectively, the “Combination Agreement”), the Company purchased from Linkage 100% of the outstanding share capital of Linkage’s wholly-owned subsidiary, Linkage Technologies Investment Limited (“Linkage Technologies”), for US$60 million in cash and 26,832,731 shares of the Company’s common stock (collectively, the “Consideration”), resulting in Linkage Technologies becoming the Company’s wholly-owned subsidiary (such transaction, the “Combination”). The estimated aggregate market value of the Consideration was approximately $734 million as of December 4, 2009 and approximately $647 million as of June 30, 2010. Linkage has agreed to take commercially reasonable steps to distribute the Consideration as soon as reasonably practicable following the closing of the Combination (the “Closing”) to the legacy Linkage shareholders.

Registration Rights Agreement

Concurrently and in connection with the Closing, the Company entered into a registration rights agreement with LT International Limited, an entity controlled by Mr. Sun, who became the Company’s Executive Co-Chairman and a director upon the Closing. Pursuant to the agreement, the Company agreed to give certain demand and piggy-back registration rights to LT International Limited.

Escrow Agreement

Concurrently and in connection with the Closing, the Company entered into an escrow agreement with Linkage, Mr. Sun as agent for the shareholders of Linkage, and The Bank of New York Mellon. Pursuant to the agreement, 10% of the aggregate consideration to be delivered to Linkage (consisting of $6 million in cash and 2,683,273 shares of the Company’s common stock) was deposited into an escrow account for a period of 18 months as security for the indemnification obligations of Linkage and certain key Linkage shareholders under the Combination Agreement.

The foregoing descriptions of the registration rights agreement and the escrow agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 1, 2010, in connection with and effective upon the Closing, Mr. Tao Long resigned as a member of the Board of Directors of the Company (the “Board”) and a member of the Nominating and Corporate Governance Committee of the Board and Audit Committee of the Board. Mr. Long’s resignation was not related to any disagreement or dispute with the Company. A copy of the letter from James Ding confirming Mr. Long’s resignation, dated as of July 1, 2010, is filed as Exhibit 99.1 to this current report and incorporated herein by reference.

Appointment of Directors and Officers

On July 1, 2010, the following directors were appointed to the following classes by the Board, each pursuant to the Combination Agreement:

Director	Class	Initial Term
Libin Sun	Class I	Until the 2012 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal

Sean Shao	Class II	Until the 2010 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal

Xiwei Huang	Class III	Until the 2011 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal

The Company expects that Mr. Shao will serve as a member of the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

On July 1, 2010, the following persons were appointed to serve as officers of the Company, each pursuant to the Combination Agreement and until his earlier resignation or removal:

Officer	Office	Age
Libin Sun	Executive Co-Chairman	47
Xiwei Huang	Chief Operating Officer	39
Guoxiang Liu	Executive Vice President	46

Following is a brief biography of each director and executive officer appointed in connection with the Combination:

Libin Sun has been the Company’s Executive Co-Chairman and a member of its Board since July 2010. Prior to joining the Company, Mr. Sun founded and served as the Chairman of the Board of Linkage from 1997 to July 2010, where he also served as its Chief Executive Officer from January 2009 to July 2010 and its President from 1997 to January 2007. Mr. Sun has over 20 years of experience in the software and electronics industries and has been a member of the Standing Committee of Jiangsu Software Industry Association since 2005 and the Director General of the Nanjing Software Export Association since 2003. Mr. Sun received a B.S. in precision electron-machinery engineering from Northwest Telecommunication Engineering College and an M.B.A. from China Europe International Business School.

Xiwei Huang has been the Company’s Chief Operating Officer and a member of its Board since July 2010. Prior to joining the Company, Dr. Huang served as a member of the board of directors and Senior Vice President of Linkage from 2004 to July 2010, where he also served as its Chief Operating Officer and Chief Accounting Officer from January 2009 to July 2010 and as its Vice President overseeing technology from 1998 to 2004. Dr. Huang received a B.S. in Electrical Engineering from Nanjing University of Science and Technology, an M.S. in Signal and Information Processing from Nanjing University of Posts and Telecommunications, and a Ph.D. in Information and Electrical Systems from Jiaotong University.

Sean Shao has been a member of the Company’s Board since July 2010. Mr. Shao currently serves as Chairman of the Audit Committee of Yongye Nongfeng Biotechnology Co., Ltd., a Chinese agricultural company, where he has served since April 2009, Chairman of the Compensation Committee of Agria Corporation, an Chinese agricultural company, where he has served since November 2008, Chairman of the Audit Committee of China Nuokang Bio-Pharmaceutical, Inc., a Chinese biopharmaceutical company, where he has served since September 2008, and Chairman of the Audit Committee of China Biologic Products, Inc., a Chinese biopharmaceutical company, where he has served since July 2008. Mr. Shao served as the chief financial officer of Trina Solar Limited, an alternative energy company, from August 2006 to June 2008. Mr. Shao was the chief financial officer of ChinaEdu Corporation, an educational service provider, from September 2005 to August 2006. Mr. Shao was the chief financial officer of Watchdata Technologies Ltd., a security software company, from August 2004 to September 2005. He was previously a senior manager at Deloitte Touche Tohmatsu Beijing from October 1998 to July 2004 and at Deloitte & Touche Toronto from December 1994 to November 1997. Mr. Shao received his master’s degree in healthcare administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao holds a CPA license issued by the American Institute of Certified Public Accountants.

Guoxiang Liu has been the Company’s Executive Vice President since July 2010. Prior to joining the Company, Mr. Liu served as a member of the board of directors of Linkage from 2004 to July 2010, where he also served as its President from January 2007 to July 2010, as its Senior Vice President overseeing its sales operations from 2004 to January 2007, as its Vice President overseeing its technology center from 1998 to 2004, and as a manager from 1997 to 1998. From 1986 to 1997, Mr. Liu worked as a researcher and lecturer in the computer science department at Nanjing University of Post and Telecommunications. Mr. Liu received a B.S. in Computer Science from Fudan University in 1986.

As directors and officers of the Company, Mr. Sun, Dr. Huang, Mr. Shao and Mr. Liu may participate in the Company’s compensation arrangements, plans, policies and procedures available to directors and described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended.

Related Party Transactions

Except for agreements the Company entered into in connection with the Combination, which have been previously disclosed or are disclosed herein, since the beginning of the Company’s last fiscal year the Company has not engaged in any transactions, and there are no currently proposed transactions, in which the amount involved exceeds $120,000 and in which Libin Sun, Guoxiang Liu, Xiwei Huang or Sean Shao had or will have a direct or indirect material interest. Agreements entered into in connection with the Combination Agreement include:

•

the Combination Agreement, to which Libin Sun, Guoxiang Liu, Xiwei Huang, LT International Limited, an entity controlled by Mr. Sun, and Linkage, an entity controlled by Mr. Sun, Mr. Liu and Dr. Huang, are parties;

•	lock-up agreements, to which Libin Sun, Guoxiang Liu, Xiwei Huang and LT International Limited, an entity controlled by Mr. Sun, are parties;

•	a voting agreement, to which Linkage is a party;

•	a stockholders’ agreement, to which Linkage and Mr. Sun are parties;

•	a registration rights agreement, to which LT International Limited is a party; and

•	an escrow agreement, to which Linkage and Mr. Sun, as agent for the shareholders of Linkage, are parties.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2010, the Board approved amendments to the title of the Company’s By-Laws (the “Amended By-Laws”) and to Article II § 3 (Special Meetings), Article III § 4 (Meetings), Article IV § 1 (General), Article IV § 4 (Chairman of the Board of Directors), Article IV § 5 (President and Chief Executive Officer), Article IV § 6 (Vice Presidents) and Article V § 1 (Form of Shares). The amendments were adopted in connection with the Combination Agreement. The amendments reflect a change in the Company’s corporate name to “AsiaInfo-Linkage, Inc.” and provide for co-chairmen. The foregoing description of the amendments is qualified in its entirety by the actual terms of the Amended By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2010, the Company issued a press release announcing that the Company had completed its Combination. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To the extent required by this item, financial statements of Linkage Technologies will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To the extent required by this item, pro forma financial information of Linkage Technologies will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Incorporated by Reference
Exhibit No	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.1	By-Laws of AsiaInfo Holdings, Inc., as amended	X

10.1	Registration Rights Agreement, dated July 1, 2010, by and between the Company and LT International Limited	X

10.2	Escrow Agreement, dated July 1, 2010, by and among the Company, Linkage, the Shareholders’ Agent, and The Bank of New York Mellon	X

99.1	Letter from James Ding confirming Tao Long’s resignation dated July 1, 2010	X

99.2	Press release dated July 1, 2010 announcing the closing of the Combination	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: July 1, 2010		/S/ WEI LI
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Incorporated by Reference
Exhibit No	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.1	By-Laws of AsiaInfo Holdings, Inc., as amended	X

10.1	Registration Rights Agreement, dated July 1, 2010, by and between the Company and LT International Limited	X

10.2	Escrow Agreement, dated July 1, 2010, by and among the Company, Linkage, the Shareholders’ Agent, and The Bank of New York Mellon	X

99.1	Letter from James Ding confirming Tao Long’s resignation dated July 1, 2010	X

99.2	Press release dated July 1, 2010 announcing the closing of the Combination	X